EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 26 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated March 31, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 12.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

September 27, 2007 Boston, Massachusetts